MICROSOFT AND QWEST COMMUNICATIONS FORM STRATEGIC ALLIANCE
              TO DELIVER BROADBAND CONTENT, SERVICES TO MAINSTREAM
                   CONSUMERS AND ACCELERATE DEPLOYMENT OF DSL
   Companies to Combine Leading MSN Broadband Content and MSN Internet Access
                     With Qwest's Powerful Internet Network

         REDMOND, WASH., AND DENVER, COLO. -- APRIL 26, 2001 -- Microsoft Corp. (Nasdaq "MSFT") and Qwest Communications International Inc. (NYSE "Q"), today announced a five-year strategic alliance to combine premium MSN(R) Internet Access, content and services, with Qwest's broadband Internet network and telecommunications services to more than 12 million consumer homes in Qwest's 14-state local service area. Under this pact, Qwest will exclusively market MSN Internet Access and services to new and existing customers and will make a major digital marketing commitment to the MSN network of Internet services. In addition, MSN will purchase from Qwest broadband capacity, digital subscriber lines (DSL), dial ports, and billing and collections services to support the delivery of its content solutions and services to consumers.

         Beginning this summer, 500,000 existing Qwest.net subscribers and new customers in Qwest's 14-state local service area will receive the MSN Internet Access solution, which includes reliable and secure dial-up or "always connected" DSL service from Qwest. Outside Qwest's local service area, Qwest will market MSN Internet Access alone or in packages with Qwest's communications products and services. MSN Internet Access includes content and services from MSN, the most popular destination on the Internet, and MSN Explorer, the broadband-optimized software from Microsoft that integrates high-quality video, music and other Internet services.

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Microsoft and Qwest Communications Form Strategic Alliance                Page 2

         "This milestone agreement will help Qwest drive the expansion of our DSL customer base and deliver to Qwest's customers new broadband applications and a richer variety of content," said Joseph P. Nacchio, chairman and CEO of Qwest. "Our relationship with Microsoft is very important because we share a common vision on the future of broadband and the direction of the industry."

         "This agreement will be instrumental in delivering broadband to mainstream consumers," said Steve Ballmer, CEO of Microsoft. "This is the perfect consumer broadband solution; it combines the best content and services on the Web from MSN with a fast, reliable Internet infrastructure from Qwest."

         Under the terms of the agreement, Qwest will promote its services on MSN Internet sites and other mediums, including MSNBC, the Slate(R) online magazine, the newly launched MSN Music, Zone.com and the Microsoft(R) bCentral(TM) small-business portal. In addition, MSN will provide innovative digital marketing capabilities and research that measures ad effectiveness.

         Qwest and Microsoft formed a strategic relationship in late 1998 to provide Web-based solutions for business customers. Since then, the companies have worked together to provide Web hosting, managed software services, virtual private network and streaming media capability.

ABOUT QWEST

         Qwest Communications International Inc. (NYSE "Q") is a leader in reliable, scalable and secure broadband Internet-based data, voice and image communications for businesses and consumers. The Qwest Macro Capacity(R) Fiber Network, designed with the newest optical networking equipment for speed and efficiency, spans more than 106,000 miles globally. More information can be found on the Qwest Web site at http://www.qwest.com/.

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Microsoft and Qwest Communications Form Strategic Alliance                Page 3

         Qwest will host a conference call with the investment community today at 12:30 p.m. (EDT). On the call, Qwest Chairman and CEO Joseph P. Nacchio will discuss the transaction and its benefits to Qwest and its customers. The call will be available on a Web broadcast at http://www.qwest.com/about/ir/.

ABOUT MSN

         MSN gives consumers a new home on the Internet -- a central place where they can get everything they need from the Web and make the most of their time online. With more than 230 million visitors per month, the MSN integrated network of content and services is the most popular destination on the Internet. MSN is available in 33 markets and in 17 languages -- a broader global presence than any other portal. MSN is located on the Web at http://www.msn .com/.

ABOUT MICROSOFT

         Founded in 1975, Microsoft (Nasdaq "MSFT") is the worldwide leader in software, services and Internet technologies for personal and business computing. The company offers a wide range of products and services designed to empower people through great software -- any time, any place and on any device.

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This release may contain projections and other forward-looking statements that involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to the documents filed by Qwest with the Securities and Exchange Commission, specifically the most recent reports which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements, including potential fluctuations in quarterly results, volatility of Qwest's stock price, intense competition in the communications services market, changes in demand for Qwest's products and services, dependence on new product development and acceleration of the deployment of advanced new services, such as broadband data, wireless and video services, which could require substantial expenditure of financial and other resources in excess of

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Microsoft and Qwest Communications Form Strategic Alliance                Page 4

contemplated levels, higher than anticipated employee levels, capital expenditures and operating expenses, rapid and significant changes in technology and markets, adverse changes in the regulatory or legislative environment affecting Qwest's business and delays in Qwest's ability to provide interLATA services within its 14-state local service territory, failure to maintain rights of way, and failure to achieve the projected synergies and financial results expected to result from the acquisition of U S WEST timely or at all and difficulties in combining the operations of Qwest and U S WEST. This release may include analysts' estimates and other information prepared by third parties for which Qwest assumes no responsibility. Qwest undertakes no obligation to review or confirm analysts' expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

The Qwest logo is a registered trademark of, and CyberCenter is a service mark of, Qwest Communications International Inc. in the United States and certain other countries. Microsoft, MSN, Slate and bCentral are either registered trademarks or trademarks of Microsoft Corp. in the United States and/or other countries.

The names of actual companies and products mentioned herein may be the trademarks of their respective owners.

FOR MORE INFORMATION, PRESS ONLY:
         MICROSOFT:
           Michelle Simpson, Waggener Edstrom, (503) 443-7000, michs@wagged.com Rapid Response Team, Waggener Edstrom, (503) 443-7070, rrt@wagged.com

         QWEST:
           Media contact: Claire Maledon, (303) 965-2689, cmaledo@qwest.com Investor contact: Lee Wolfe, (800) 567-7296, IR@qwest.com

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